UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2012

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC		27105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 29, 2012, Hanesbrands Inc. (the “Company”) issued a press release announcing that it intends to redeem, on December 27, 2012 (the “Redemption Date”), $250 million aggregate principal amount of its 8.000% Senior Notes due 2016 (the “8 Percent Notes”), issued pursuant to the Indenture, dated as of August 1, 2008, and amended and supplemented on December 10, 2009, August 13, 2010 and November 1, 2010 (as so amended and supplemented, the “Indenture”), by and among the Company, the subsidiary guarantors named therein, and Branch Banking and Trust Company, as trustee. Following the redemption, $250 million aggregate principal amount of 8 Percent Notes will remain outstanding.

In accordance with the provisions of the Indenture, the redemption price of the 8 Percent Notes will be equal to 100% of the principal amount thereof, plus a call premium of approximately $28 million, consisting of the discounted present value of all required interest payments that would otherwise be due on the redeemed 8 Percent Notes from the Redemption Date to December 15, 2013 and a prepayment penalty equal to four percent of the principal amount of the redeemed 8 Percent Notes. Hanesbrands expects to incur a charge of approximately $34 million in the fourth quarter of 2012 for the call premium and acceleration of noncash unamortized debt costs. For 2013, the prepayment of the 8 Percent Notes will reduce interest expense, although a resulting higher tax rate will partially offset the benefits.

In the press release, the Company also reaffirmed its 2012 earnings, sales and financial guidance for continuing operations (exclusive of the $34 million charge related to the 8 Percent Note redemption) and updated its initial guidance for fiscal 2013.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Exhibit 99.1 contains disclosures about free cash flow and the ratio of long-term debt to EBITDA, which are not generally accepted accounting principle (“GAAP”) measures. Free cash flow is defined as net cash from operating activities less net capital expenditures. The ratio of long-term debt to EBITDA is calculated by dividing long-term debt by EBITDA, which is defined as earnings from continuing operations before interest expense, taxes, depreciation and amortization. The Company has chosen to provide these measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating the Company’s operations. This non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP or other pro forma measures used by other companies.

Statements in this Current Report on Form 8-K (including any exhibits hereto) that are not statements of historical fact, including those regarding the Company’s debt reduction plans and future financial performance, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based on the Company’s current intent, beliefs, plans and expectations and involve risks and uncertainties that may cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include the risks identified from time to time in the Company’s most recent Securities and Exchange Commission reports, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, registration statements, press releases and other communications. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Press release dated November 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 30, 2012		HANESBRANDS INC.

	By:	/s/ Richard D. Moss
Richard D. Moss
Chief Financial Officer

Exhibits

99.1	Press release dated November 29, 2012